Exhibit 99.2

NEWS RELEASE April 26, 2016

Contacts: Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES PRICING

OF SENIOR NOTES OFFERING

April 26, 2016 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it has priced its previously announced public offering of 3.400% Senior Notes due 2021 and 3.700% Senior Notes due 2026, in aggregate principal amounts of $250 million and $750 million, respectively. The Senior Notes due 2021 will have an interest rate of 3.400% per annum and will be issued at a price equal to 102.637% of their face value to yield 2.796%. The Senior Notes due 2026 will have an interest rate of 3.700% per annum and will be issued at a price equal to 99.695% of their face value to yield 3.736%.

The net proceeds from the offering are expected to be approximately $1.0 billion, after deducting underwriting discounts and commissions and other offering expenses payable by Crown Castle. Crown Castle intends to use net proceeds from the offering to repay in full the Senior Secured Tower Revenue Notes, Series 2010-2, Class C-2017 and Series 2010-5, Class C-2017, each issued by certain of its subsidiaries, and to repay a portion of the outstanding borrowings under the senior unsecured revolving credit facility.

Barclays, Credit Agricole CIB, Morgan Stanley, SunTrust Robinson Humphrey and TD Securities are the joint book-running managers of the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 2

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the proposed offering, including the use of proceeds therefrom. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 16,500 miles of fiber supporting small cells, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets.

JOINT BOOK-RUNNING MANAGERS CONTACT INFORMATION

Barclays Capital Inc., 1155 Long Island Avenue, Edgewood, NY 11717 Attn: Broadridge Financial Solutions Toll-free: (888) 603-5847 E-mail: barclaysprospectus@broadridge.com	Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, NY 10019 Attn: Fixed Income Syndicate Toll-free: 866-807-6030

Morgan Stanley & Co. LLC 180 Varick Street New York, New York 10014 Attn: Prospectus Department Toll-free: (866) 718-1649	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE Atlanta, GA 30326 Attn: Prospectus Department Toll-free: (800) 685-4786

TD Securities (USA) LLC 31 W. 52nd Street, 2nd Floor New York, NY 10019 Attn: Debt Capital Markets Toll-free: (855) 495-9846

The Foundation for a Wireless World.

CrownCastle.com